Exhibit 99.1

Capsugel and Cardax to Collaborate on Development of Proprietary Astaxanthin Products

Collaboration Leverages Capsugel’s Proprietary Lipid-Based Technologies for Potential Development of Consumer Health Products

Morristown, N.J. and Honolulu, Hawaii, August 19, 2014 – Capsugel and Cardax, Inc. (“Cardax”) (OTCQB: CDXI) announced today a collaboration to develop unique astaxanthin products for the consumer health market. The goal of the collaboration is to commercialize proprietary formulations of nature-identical synthetic astaxanthin products with pharmaceutical-grade purity that will provide improved oral bioavailability compared with other astaxanthin products on the market. Astaxanthin is currently used as a specialized antioxidant.

The astaxanthin products will be jointly developed using Capsugel’s proprietary lipid multi-particulate (LMP) technology, which encapsulates dissolved or suspended active ingredients into spherical lipid matrix particles for oral dosage in capsules, sachets, suspensions or tablets. LMP technology utilizes a range of approved lipids to deliver the benefits of lipid-based formulations in multi-particulate format, including improved bioavailability, controlled release and effective taste-masking. The companies will seek a strategic partner for retail commercialization in the mass market. Specific business terms were not disclosed.

“Our strategic partnership with Cardax provides an opportunity to be at the forefront of developing unique astaxanthin products for consumer health applications,” said Amit Patel, Capsugel SVP and Dosage Form Solutions President. “Our premier bioavailability enhancement technology suite and lipid-based formulation expertise, coupled with our encapsulation know how and infrastructure, will be leveraged to meet our partner’s product profile and commercial goals of a high quality final dosage form.”

“Our collaboration with Capsugel provides the formulation expertise and infrastructure necessary for the advancement of proprietary astaxanthin products for consumer health applications,” added David G. Watumull, Cardax President and CEO. “Participation in more of the consumer health value chain as a true partner with Capsugel could add substantially to our revenues, and the new intellectual property anticipated from this collaboration may provide a meaningful competitive advantage.”

ABOUT CAPSUGEL

Capsugel is a global leader in delivering high-quality, innovative dosage forms and solutions to its customers in the health care industry. The company’s Hard Capsule business offers customers the broadest portfolio of gelatin, vegetarian and other specialized capsule technologies. Capsugel’s Dosage Form Solutions (DFS) business solves customers’ most pressing product development challenges, including bioavailability enhancement, modified release, abuse deterrence, biotherapeutic processing, and inhalation formulation. Capsugel DFS accelerates and improves product development through an array of proprietary technologies including lipids and liquids, spray-dried dispersions, hot-melt extrusions, and through specialized manufacturing including FDA/MHRA-accredited finished dosage sites that can handle highly potent, controlled substance, hormonal and oncology compounds. Headquartered in Morristown, N.J., Capsugel serves more than 4,000 customers in more than 100 countries.

ABOUT CARDAX

Cardax is a development stage life sciences company that devotes substantially all of its efforts to developing consumer health and pharmaceutical products that provide many of the anti-inflammatory benefits of steroids or NSAIDS, but with exceptional safety profiles, as conferred by U.S. Food and Drug Administration (“FDA”) Generally Recognized as Safe (“GRAS”) designation at certain doses. Cardax is preparing proprietary nature-identical products and related derivatives by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease. The initial primary focus of Cardax is its astaxanthin technologies. Astaxanthin is a powerful and safe naturally occurring anti-inflammatory and anti-oxidant without the adverse side effects typical of anti-inflammatory treatments using steroids or NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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For additional information, please contact:

Janice Kam, Cardax at + 1 (808) 457-1400 or press@cardaxpharma.com

Frank Briamonte, Capsugel at +1 (862) 242-1652 or frank.briamonte@capsugel.com